Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of International Flavors & Fragrances Inc. of our report dated June 14, 2018 relating to the financial statements of Frutarom Industries Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
July 2, 2018	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited